                             PARTICIPATION AGREEMENT

                                      Among

                        DELAWARE GROUP PREMIUM FUND, INC.

                                       And

                           SMA LIFE ASSURANCE COMPANY

                                       And

                           DELAWARE DISTRIBUTORS, INC.

            THIS AGREEMENT, made and entered into this 23 day of December, 1991 by and among DELAWARE GROUP PREMIUM FUND, INC., a corporation organized under the laws of Maryland (the "Fund"), SMA LIFE ASSURANCE COMPANY, a Delaware corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts that may be added to Schedule 1 from time to time in accordance with the provisions of
Article XI of this Agreement (each such account referred to as the "Account"), and DELAWARE DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

            WHEREAS, the Fund is engaged in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to as "Variable Insurance Products," the owners of such products being referred to as "Product owners") to be offered by insurance companies which have entered into participation agreements with the Fund ("Participating Insurance Companies"); and

            WHEREAS, the common stock of the Fund (the "Fund shares") consists of separate series ("Series") issuing separate classes of shares ("Series shares"), each such class representing an interest in a particular managed portfolio of securities and other assets; and

            WHEREAS, the Fund filed with the Securities and Exchange Commission (the "SEC") and the SEC has declared effective a registration statement (referred to herein as the "Fund Registration Statement" and the prospectus contained therein, or filed pursuant to Rule 497 under the 1933 Act, referred to herein as the "Fund Prospectus") on Form N-1A to register itself as an open-end management investment company (File No. 811-5162) under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund shares (File No. 33-14363) under the Securities Act of 1933, as amended (the "1933 Act"); and

            WHEREAS, the Company has filed or will file a registration statement with the SEC to register under the 1933 Act certain variable annuity contracts described in Schedule 2 to this Agreement as in effect at the time this Agreement is executed and such other variable annuity contracts and variable life insurance policies which may be added to Schedule 2 from time to time in accordance with Article XI of this Agreement

(such policies and contracts shall be referred to herein collectively as the "contracts," each such registration statement for a class or classes of contracts listed on Schedule 2 being referred to as the "Contracts Registration Statement" and the prospectus for each such class or classes being referred to herein as the "Contracts Prospectus," and the owners of the such contracts, as distinguished from all Product Owners, being referred to as "Contract Owners"); and

            WHEREAS, the Account, a validly existing separate account, duly authorized by resolution of the Board of Directors of the Company on the date set forth on Schedule 1, sets aside and invests assets attributable to the Contracts; and

            WHEREAS, the Company has registered or will have registered the Account with the SEC as a unit investment trust under the 1940 Act before any Contracts are issued by the Account; and

            WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

            WHEREAS, the Distributor and the Fund have entered into an agreement (the "Fund Distribution Agreement") pursuant to which the Distributor will distribute Fund shares; and

            WHEREAS, Delaware Management Company, Inc. (the "Investment Manager") is registered as an investment adviser under the 1940 Act and any applicable state securities laws and serves as an investment manager to the Fund pursuant to an agreement; and

            WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Series shares on behalf of the Account to fund the Contracts and the Distributor is authorized to sell such Series shares to unit investment trusts such as the Account at net asset value;

            NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I. Sale of Fund Shares

            1.1. The Distributor agrees to sell to the Company those Series shares which the Company orders on behalf of the Account, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

            1.2. The Fund agrees to make the shares of its Series available for purchase by the Company on behalf of the Account at the then applicable net asset value per share on Business Days as defined in Section 1.4 of this Agreement, and the Fund shall use reasonable efforts to calculate such net asset value on each such Business Day. Notwithstanding any other provision in this Agreement to the contrary, the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of Fund shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product owners).

            1.3. The Fund agrees to redeem, at the Company's request, any full or fractional shares of the Fund held by the Account or the Company, executing such requests at the net asset value on a daily basis in accordance with Section
1.4 of this Agreement, the applicable provisions of the 1940 Act and the then currently effective Fund Prospectus. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Series to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the then currently effective Fund Prospectus.

            1.4.

                  (a) For purposes of Sections 1.1, 1.2 and 1.3, the Company shall be the agent of the Fund for the limited purpose of receiving redemption and purchase requests from the Account (but not from the general account of the Company), and receipt on any Business Day by the Company as such limited agent of the Fund prior to the time prescribed in the current Fund Prospectus (which as of the date of execution of this Agreement is 4 p.m.) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such redemption or purchase request by 11:00 a.m. Eastern Time on the next following Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock exchange is open for trading or as otherwise provided in the Fund's then currently effective Fund Prospectus.

                  (b) The Company shall pay for shares of each Series on the same day that it places an order with the Fund to purchase those Series shares. Payment for Series shares will be made by the Account or the Company in Federal Funds transmitted to the Fund by wire to be received by 11:00 a.m. on the day the Fund is properly notified of the purchase order for Series shares (unless sufficient proceeds are available from redemption of shares of other Series). If Federal Funds are not received on time, such funds will be invested, and Series shares purchased thereby will be issued, as soon as practicable.

                  (c) Payment for Series shares redeemed by the Account or the Company will be made in Federal Funds transmitted to the Company by wire on the day the Fund is notified of the redemption order of Series shares (unless redemption proceeds are applied to the purchase of shares of other Series), except that the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. Neither the Fund nor the Distributor shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone shall be responsible for such action.

            1.5. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.6. The Fund shall furnish notice as soon as reasonably practicable to the Company of any income dividends or capital gain distributions payable on any Series shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends in cash. The Fund shall notify the Company of the number of Series shares so issued as payment of such dividends and distributions.

            1.7. The Fund shall use its best efforts to make the net asset value per share for each Series available to the Company by 7 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the then currently effective Fund Prospectus. Neither the Fund, any Series, the Distributor, nor the Investment Manager nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund, the Distributor or the Investment Manager.

            1.8. While this Agreement is in effect, the Company agrees that all amounts available for investment under the Contracts (other than those listed on Schedule 3) shall be invested only in the Fund and/or allocated to the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if: (a) such other investment company is advised by the Fund's investment adviser; (b) the Fund and/or the Distributor, in their sole discretion, consents to the use of such other investment company;
(c) there is a substitution of the Fund made in accordance with Section 10.1(e) of this Agreement; or (d) this Agreement is terminated pursuant to Article X of this Agreement. The Company also agrees that it will not take any action to operate the Account as a management investment company under the 1940 Act without the Fund's and Distributor's prior written consent.

            1.9. The Fund and the Distributor agree that Fund shares will be sold only to Participating Insurance Companies and their separate accounts. The Fund and the Distributor will not sell Fund shares to any insurance company or separate account unless an agreement complying with Article VII of this Agreement is in effect to govern such sales. No Fund shares of any Series will be sold to the general public.

ARTICLE II. Representations and Warranties

            2.1. The Company represents and warrants (a) that the Contracts are registered under the 1933 Act or will be so registered before the issuance thereof, (b) that the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws and (c) that the Company will require of every person distributing the Contracts (i) that the Contracts be offered and sold in compliance in all material respects with all applicable Federal and state laws and (ii) that at the time it is issued each Contract is a suitable purchase for the applicant therefor under applicable state insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly authorized the Account as a separate account under Title 18,
Section 2932 of the Delaware Insurance Code, and has registered or, prior to the issuance of any Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding.

            2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for so long as the Fund shares are sold. The

Fund further represents and warrants that it is a corporation duly organized and in good standing under the laws of Maryland.

            2.3. The Fund represents that it currently qualifies and will make every effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

            2.4. The Fund represents that it will comply with Section 817(h) of the Code, and all regulations issued thereunder.

            2.5. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

            2.6. The Fund represents that the Fund's investment policies, fees and expenses, and operations are and shall at all times remain in material compliance with the laws of the state of Delaware, to the extent required to perform this Agreement and with any investment restrictions set forth on
Schedule 4, as
amended from time to time by the Company in accordance with Section 6.6. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state. The Company alone shall be responsible for informing the Fund of any investment restrictions imposed by state insurance law and applicable to the Fund.

            2.7. The Distributor represents and warrants that the Distributor is duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws; its operations are in compliance with applicable law, and it will distribute the Fund shares according to applicable law.

            2.8. The Distributor, on behalf of the Investment Manager, represents and warrants that the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and is in compliance with applicable federal and state securities laws.

            2.9. The Fund represents and warrants that it has and maintains a fidelity bond in accordance with Rule 17g-l under the 1940 Act.

ARTICLE III. Prospectuses and Proxy Statements; Sales Material and Other
             Information

            3.1. The Distributor shall provide the Company (at its expense) with as many copies of the current Fund Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide the Fund Prospectus (including a final copy of the new prospectus as set in type at the Distributor's expense) and other assistance as is reasonably necessary in order for the Company to have a new Contracts Prospectus printed together with the Fund Prospectus in one document (the cost of such printing to be shared equally by the Company and the Distributor).

            3.2. The Fund Prospectus shall state that the Statement of Additional Information for the Fund is available from the Distributor (or, in the Fund's discretion, the Fund Prospectus shall state that such Statement is available from the Fund), and the Distributor (or the Fund) shall provide such Statement free of charge to the Company and to any outstanding or prospective Contract owner who requests such Statement.

            3.3. The Fund (at its cost) shall provide the Company with copies of its proxy material, shareholder reports and other communications to the Company.

            3.4. The Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract owners to (a) change the Fund's investment adviser or contract with any sub-investment adviser, or (b) change, modify, substitute, add or delete the Fund or other investment media.

            3.5. The Company shall furnish each piece of sales literature or other promotional material in which the Fund or the Investment Manager or the Distributor is named to the Fund or the Distributor prior to its use. No such material shall be used, except with the prior written permission of the Fund or the Distributor. The Fund and the Distributor agree to respond to any request for approval on a prompt and timely basis. Failure to respond shall not relieve the Company of the obligation to obtain the prior written permission of the Fund or the Distributor.

            3.6. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Fund Registration Statement or Fund Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Distributor, except with the prior written permission of the Fund or the Distributor. The Fund and the Distributor agree to respond to any request for permission on a prompt and timely basis. Failure to respond shall not relieve the Company of the obligation to obtain the prior written permission of the Fund or the Distributor.

            3.7. The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written permission of the Company. The Company agrees to respond to any request for permission on a prompt and timely basis. Failure to respond shall not relieve the Fund or the Distributor of the obligation to obtain the prior written permission of the Company.

            3.8. The Fund will provide to the Company at least one complete copy of all Fund Registration Statements, Fund Prospectuses, Statements of Additional Information, annual and semi-annual reports and other reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund or Fund shares, promptly after the filing of such document with the SEC or other regulatory authorities.

            3.9. The Company will provide to the Fund at least one complete copy of all Contracts Registration Statements, Contracts

Prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts or those Sub-Accounts of the Account to which Contract purchase payments and value are allocable, promptly after the filing of such document with the SEC or other regulatory authorities.

            3.10. Each party will provide to the other party copies of draft versions of any registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

            3.11. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape dis-play, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

ARTICLE IV. Voting

            Subject to applicable law, the Company shall:

                  (a)   solicit voting instructions from Contract owners;

                  (b) vote Fund shares of each Series attributable to Contract owners in accordance with instructions or proxies timely received from such Contract owners;

                  (c) vote Fund shares of each Series attributable to Contract owners for which no instructions have been received in the same proportion as Fund shares of such Series for which instructions have been timely received; and

                  (d) vote Fund shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract owners in the same proportion as Fund shares of such Series for which instructions have been timely received.

The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above and with other Participating Insurance Companies.

ARTICLE V. Fees and Expenses

            5.1. The Fund and Distributor shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then the Distributor may make payments to the Company in amounts agreed to by the Company and the Distributor in writing. Currently, no such payments are contemplated. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future.

            5.2. All expenses incident to performance by the Fund under this Agreement (including expenses expressly assumed by the Fund pursuant to this Agreement) shall be paid by the Fund to the extent permitted by law. Except as may otherwise be provided in Sections 1.4 and 3.1 of this Agreement (or Article VII, as it may be amended), the Company shall not bear any of the expenses for the cost of registration and qualification of the Fund shares under Federal and any state securities law, preparation and filing of the Fund Prospectus and Fund Registration Statement,

Fund proxy materials and reports, setting the Prospectus in type, setting in type and printing and distributing the Fund proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any Federal or state securities law, all taxes on the issuance or transfer of Fund shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

ARTICLE VI. Compliance Undertakings

            6.1. The Fund undertakes to comply with Subchapter M and Section 817(h) of the Code, and all regulations issued thereunder.

            6.2. The Company shall amend the Contracts Registration Statement under the 1933 Act and the Account's Registration Statement under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws of the various states.

            6.3. The Fund shall amend the Fund Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect for so long as Fund shares are sold the continuous offering of Fund shares as described in the then currently effective Fund Prospectus. The Fund shall register and qualify Fund shares for sale to the extent required by applicable securities laws of the various states.

            6.4. The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

            6.5. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Fund Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

            6.6. The Company shall amend Schedule 4 when appropriate in order to inform the Fund of any applicable investment restrictions with which the Fund must comply.

ARTICLE VII. Potential Conflicts

            The parties to this Agreement acknowledge that the Fund intends to file an application with the SEC to request an order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies. The parties to this Agreement agree that any conditions or undertakings that may be imposed on the Company, the Fund and/or the Distributor by virtue of such order shall be incorporated herein by this reference, as of the date such order is granted, as though set forth herein in full, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party. The Fund and the Distributor will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings incorporated by reference herein on the parties to such agreement.

ARTICLE VIII. Indemnification

            8.1. Indemnification by the Company

            The Company agrees to indemnify and hold harmless the Fund, the Distributor and each person who controls or is associated with the Fund or the Distributor within the meaning of such terms under the federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

            (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Fund or the Distributor (or a person authorized in writing to do so on behalf of the Fund or the Distributor) for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Company (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

            (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

            (d) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

            (e) arise out of any material breach by the Company of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Fund shares on a timely basis in accordance with the procedures set forth in Article I.

This indemnification will be in addition to any liability which the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

            8.2. Indemnification by the Distributor

            The Distributor agrees to indemnify and hold harmless the Company and each person who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

            (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature or other promotional material of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Fund or the Distributor for use in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature for the Fund or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by the Distributor or the Fund (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund not supplied by the Distributor or the Fund or persons under their control) or wrongful conduct of the Distributor or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

            (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contract's Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor or the Fund to the Company (or a person authorized in writing to do so on behalf of the Fund or the Distributor); or

            (d) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

            (e) arise out of any material breach by the Distributor or the Fund of this Agreement.

This indemnification will be in addition to any liability which the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

            8.3. Indemnification Procedures

            After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Applicable Law

            9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws.

            9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X. Termination

            10.1. This Agreement shall terminate:

                  (a) at the option of any party upon six months advance written notice to the other parties, such termination to be effective no earlier than one year following the date on which the first Contract is issued to the public; or

                  (b) at the option of the Company if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of Fund shares to meet the requirements of the Contracts within said ten-day period; or

                  (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder; or

                  (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body; or

                  (e) upon requisite vote of the Contract owners having an interest in the affected Series and the written approval of the Distributor (unless otherwise required by applicable law), to substitute the shares of another investment company for the corresponding Series shares of the Fund in accordance with the terms of the Contracts; or

                  (f) at the option of the Fund in the event any of the Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law; or

                  (g) by either the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all Product owners or (ii) the interests of the Participating Insurance Companies investing in the Fund; or

                  (h) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes based on an opinion of counsel satisfactory to the Fund that the Fund may fail to so qualify; or

                  (i) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder; or

                  (j) at the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify; or

                  (k) at the option of either the Fund or the Distributor if the Fund or the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Distributor; or

                  (l) at the option of the Company, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

                  (m) upon the assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the non-assigning party consents thereto or unless this Agreement is assigned to an affiliate of the Distributor.

            10.2. Notice Requirement. Except as otherwise provided in Section 10.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

                  (a) In the event that any termination is based upon the provisions of Article VII or the provisions of Section 10.1(a) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

                  (b) in the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

                  (c) in the event that any termination is based upon the provisions of Section 10.1(e) of this Agreement, such prior written notice shall be given at least sixty (60) days before the date of any proposed vote to replace the Fund's shares.

            10.3. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account).

            10.4. Effect of Termination

                  (a) Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement, the Fund and the Distributor may, at the option of the Fund, continue to make available additional Fund shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund or Distributor so elects to make additional Fund shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

                  (b) In the event of a termination of this Agreement pursuant to Section 10.1 of this Agreement, the Fund and the Distributor shall promptly notify the Company whether the

Distributor and the Fund will continue to make Fund shares available after such termination. If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for
Section 10.1(a) and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

                  (c) The parties agree that this Section 10.4 shall not apply to any termination made pursuant to Article VII or any conditions or undertakings incorporated by reference in Article VII, and the effect of such
Article VII termination shall be governed by the provisions set forth or incorporated by reference therein.

ARTICLE XI. Applicability to New Accounts and New Contacts

            The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by the Company through a Separate Account investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of contracts or policies, unless the context otherwise requires.

ARTICLE XII. Notices

            Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to the Fund:

                  Delaware Group Premium Fund, Inc.
                  Ten Penn Center Plaza
                  Philadelphia, PA 19103
                  Attn: Daniel J. O'Brien

            If to the Company:

                  Charles W. Grover II
                  Vice President, Individual Insurance Marketing
                  SMA Life Assurance Company
                  440 Lincoln Street
                  Worcester, MA 01605

            If to the Distributor:

                  Mr. Michael P. Drennan
                  Vice President
                  Delaware Distributors, Inc.
                  Ten Penn Center Plaza
                  Philadelphia, PA 19103

ARTICLE XIII. Miscellaneous

            13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

            13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

            13.4. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

            13.5. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                       SMA LIFE ASSURANCE COMPANY
                                               (Company)

Date: 12/23/, 1991                     By: /s/ Charles W. Grover, II
                                           -----------------------------

                                       Name:  Charles W. Grover, II

                                       Title: Vice President, Ind. Ins.
                                              Marketing


                                       DELAWARE GROUP PREMIUM FUND, INC.
                                                 (Fund)


Date: 12/23, 1991                      By: /s/ Michael P. Drennan
                                           -----------------------------

                                       Name:   Michael P. Drennan

                                       Title:  Vice President


                                       DELAWARE DISTRIBUTORS, INC.
                                            (Distributor)


Date: 12/23, 1991                      By: /s/ Michael P. Drennan
                                           -----------------------------

                                       Name:   Michael P. Drennan

                                       Title:  Vice President

                                   Schedule 1

                 Separate Accounts of SMA Life Assurance Company
                              Investing in the Fund

                             As of December 23, 1991

Name of Account                     Date Established
---------------                     ----------------

Separate Account VA-K
of SMA Life Assurance Company       November 1, 1990

                                   Schedule 2

                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1

                             As of December 23, 1991

         Individual Variable Annuity Policies
           funded by sub-accounts of Separate Account VA-K and investing in shares of
           Delaware Group Premium Fund, Inc.

                                   Schedule 3

                               Variable Contracts
                            Excluded from Section 1.8

                             As of December 23, 1991

         Individual Variable Annuity Policies Marketed under the name "ExecAnnuity Plus"

                                   Schedule 4

                             Investment Restrictions
                             Applicable to the Fund

                             As of December 23, 1991

                                      None

                               FIRST AMENDMENT TO

                             PARTICIPATION AGREEMENT

      THIS FIRST AMENDMENT (the "Amendment Agreement") to the Participation Agreement dated December 23, 1991 (the "Participation Agreement") by and among DELAWARE GROUP PREMIUM FUND, INC. (the "FUND"), SMA LIFE ASSURANCE COMPANY ("SMA"), on its own behalf and on behalf of each separate account of SMA, and DELAWARE DISTRIBUTORS, INC. (the "DISTRIBUTOR") is made as of the first day of April, 1994 by and among the FUND, the DISTRIBUTOR, SMA, on its own behalf and on behalf of each separate account of SMA named in Schedule 1 to this Amendment Agreement as in effect as of the time this Amendment Agreement is executed and such other separate accounts of SMA that may be added to Schedule 1 from time to time in accordance with the provisions of Article XI of the Participation Agreement (each such account referred to as the "SMA Account"), and STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA ("STATE MUTUAL"), on its own behalf and on behalf of each separate account of STATE MUTUAL named in Schedule 1 to this Amendment Agreement as in effect as of the time this Amendment Agreement is executed and such other separate accounts of STATE MUTUAL that may be added to
Schedule 1 from time to time in accordance with the provisions of Article XI of the Participation Agreement (each such account referred to as the "STATE MUTUAL Account").

      WHEREAS, the FUND, SMA, and the DISTRIBUTOR previously entered into the Participation Agreement; and

      WHEREAS, the FUND, SMA, and the DISTRIBUTOR wish to add STATE MUTUAL as a party to the Participation Agreement to enable STATE MUTUAL to purchase shares of common stock issued by the various series of the FUND on behalf of the STATE MUTUAL Account;

      NOW THEREFORE, for consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the FUND, the DISTRIBUTOR, SMA, and STATE MUTUAL agree as follows:

      1. Effective as of the date hereof, STATE MUTUAL shall be a party to the Participation Agreement and shall independently be entitled to the same rights and subject to the same obligations, covenants, conditions, undertakings and liabilities under the Participation Agreement as SMA.

      2. Effective as of the date hereof, STATE MUTUAL hereby makes, on its own behalf and in respect of the STATE MUTUAL Account and Contracts (as defined in the Participation Agreement) issued by STATE MUTUAL and not on behalf of SMA nor in respect of the SMA Account or Contracts issued by SMA, the representations and warranties set forth in Sections 2.1 and 2.5 of the Participation Agreement.

      3. Effective as of the date hereof, all references in the Participation Agreement to "the Company" shall hereafter be references to "SMA and/or STATE MUTUAL, as the case may be."

      4. Effective as of the date hereof, the term "the Account" in the Participation Agreement shall hereafter be read to include the SMA Account and/or the STATE MUTUAL Account, as the case may be.

      5. Effective as of the date hereof, except as otherwise set forth herein, the term "Contracts" in the Participation Agreement shall hereafter be read to include Contracts issued by SMA and/or Contracts issued by STATE MUTUAL, as the case may be.

      6. Schedules 1, 2, and 3 to the Participation Agreement are hereby amended and restated in their entirety as set forth on Schedules 1, 2, and 3, respectively, to this Amendment Agreement.

      7. All references in the Participation Agreement to the "Investment Manager" shall hereafter be references to Delaware Management Company, Inc. or Delaware International Advisers Ltd., as appropriate.

      8. With respect to the termination provisions set forth in Article X of the Participation Agreement, (i) any notice provided by or option exercised by SMA shall be operative solely with respect to SMA, and (ii) any notice provided by or option exercised by STATE MUTUAL shall be operative solely with respect to STATE MUTUAL.

      9. All notices to be provided to any party to the Participation Agreement, as amended, shall be sent in accordance with Article XII of the Participation Agreement at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties:

            If to the FUND:

                  Delaware Group Premium Fund, Inc.
                  1818 Market Street
                  Philadelphia, PA 19103
                  Attn: Daniel J. O'Brien

            If to SMA:

                  Lila M. Weihs
                  Director, Annuity Products
                  SMA Life Assurance Company
                  440 Lincoln Street
                  Worcester, MA 01653

            If to the DISTRIBUTOR:

                  Delaware Distributors, Inc.
                  1818 Market Street
                  Philadelphia, PA 19103
                  Attn: Michael P. Drennan, Vice President

            If to STATE MUTUAL:

                  Lila M. Weihs
                  Director, Annuity Products
                  State Mutual Life Assurance Company of the America 440 Lincoln Street
                  Worcester, MA 01653


      10. All other provisions of the Participation Agreement not amended by this Amendment Agreement shall remain in full force and effect as set forth in the Participation Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed in its name and on its behalf by its duly authorized officer as of the date first set forth above.


STATE MUTUAL LIFE ASSURANCE                SMA LIFE ASSURANCE COMPANY
  COMPANY OF AMERICA

By: /s/ Richard M. Reilly                  By: /s/ Richard M. Reilly
    ---------------------------                ---------------------------

Name: Richard M. Reilly                    Name: Richard M. Reilly

Title: Vice President                      Title: Vice President


DELAWARE GROUP PREMIUM                     DELAWARE DISTRIBUTORS, INC.
  FUND, INC.


By: /s/                                    By: /s/
    ---------------------------                ---------------------------

Name:                                      Name:

Title:                                     Title:

                                   SCHEDULE 1

                 Separate Accounts of SMA Life Assurance Company
               and State Mutual Life Assurance Company of America
                              Investing in the Fund

                               As of April 1, 1994

Name of Account                                   Date Established
---------------                                   ----------------

Separate Account VA-K                             November 1, 1990
of SMA Life Assurance Company

Separate Account VEL                              June 3, 1987
of SMA Life Assurance Company

Separate Account VEL II                           January 21, 1993
of SMA Life Assurance Company

Separate Account Inheiritage*                     September 15, 1993
of SMA Life Assurance Company

Separate Account VA-K of                          August 20, 1991
State Mutual Life Assurance
Company of America

Separate Account VEL-II                           August 20, 1991
of State Mutual Life Assurance
Company of America

Separate Account Inheiritage*                     August 20, 1991
of State Mutual Life Assurance
Company of America


* Regulatory approvals are pending for the Inheiritage products.

                                   SCHEDULE 2
                                   (continued)

                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1

                               As of April 1, 1994

State Mutual Life Assurance Company of America

Individual Delaware Medallion Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of Delaware Group Premium Fund, Inc.

Individual ExecAnnuity Plus Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual VEL II Variable Life Insurance Policies funded by sub-accounts of Separate Account VEL II and investing in shares of the International Equity. Series of Delaware Group Premium Fund, Inc.

Individual Inheiritage* Variable Life Insurance Policies funded by sub-accounts of Separate Account Inheiritage and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.


* Regulatory approvals are currently pending for the Inheiritage product.

                                   SCHEDULE 3

                               Variable Contracts
                            Excluded from Section 1.8

                               As of April 1, 1994

SMA Life Assurance Company

Individual Variable Annuity Policies Marketed under the name "ExecAnnuity Plus"

Individual Variable Life Insurance Policies Marketed under the name "VEL"

Individual Variable Life Insurance Policies Marketed under the name "VEL Plus"

Individual Variable Life Insurance Policies Marketed under the name "VEL II"

Individual Variable Life Insurance Policies to be Marketed under the name "Inheiritage" *

State Mutual Life Assurance Company of America

Individual Variable Annuity Policies Marketed under the name "ExecAnnuity Plus"

Individual Variable Life Insurance Policies Marketed under the name "VEL II"

Individual Variable Life Insurance Policies to be Marketed under the name "Inheiritage"*


*Regulatory approvals are currently pending for the Inheiritage product.